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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT(1)

                        BRANTLEY MEZZANINE CAPITAL CORP.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  MARYLAND                                   20-0487238
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

     3201 ENTERPRISE PARKWAY, SUITE 350
                BEACHWOOD, OH                                44122
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   (Address of principal executive offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to:
General Instruction A.(c), please check the following box                    [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to:
General Instruction A.(d), please check the following box                    [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
Not yet assigned.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

                None                                       None

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock, par value $.01 per share (the "Common Stock"), of Brantley Mezzanine Capital Corp. (the "Company") as included under the caption "Description of our Capital Stock" in the Prospectus forming a part of the Registration Statement on Form N-2, as originally filed with the Securities and Exchange Commission (the "Commission") on December 19, 2003, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497(h) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

ITEM 2.  EXHIBITS.

     NUMBER                              DESCRIPTION
     ------                              -----------
       1.         Form of Articles of Incorporation of Company, incorporated by reference to Exhibit a of the Registration Statement.

       2. Form of By-Laws of the Company, incorporated by reference to Exhibit b of the Registration Statement.

       3. Form of certificate representing the shares of Common Stock, incorporated by reference to Exhibit d of the Registration
                  Statement.

       4. Form of Dividend Reinvestment and Cash Purchase Plan, incorporated by reference to Exhibit e of the Registration
                  Statement.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 19, 2003                 BRANTLEY MEZZANINE CAPITAL CORP.
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                                                     (Registrant)

                                        By:  /s/ Robert P. Pinkas
                                        Name:   Robert P. Pinkas
                                        Title:  Chairman of the Board,
                                                President and Chief Executive
                                                Officer


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                                 EXHIBIT INDEX

     NUMBER                              DESCRIPTION
     ------                              -----------
       1.    Form of Articles of Incorporation of Company, incorporated by reference to Exhibit a of the Registration Statement.

       2. Form of By-Laws of the Company, incorporated by reference to Exhibit b of the Registration Statement.

       3. Form of certificate representing the shares of Common Stock, incorporated by reference to Exhibit d of the Registration
             Statement.

       4. Form of Dividend Reinvestment and Cash Purchase Plan, incorporated by reference to Exhibit e of the Registration
             Statement.



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